Exhibit 99.1

FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Announces Tender Offer for Second-Priority Senior Secured Floating Rate

Notes due 2014

COLUMBUS, Ohio – (January 16, 2013) – Momentive Specialty Chemicals Inc. (the “Company”) announced today that it has launched a cash tender offer to purchase any and all of the outstanding $120 million aggregate principal amount of Second-Priority Senior Secured Floating Rate Notes due 2014 (the “Notes”) of its wholly owned subsidiaries, Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC (together, the “Issuers”). In connection with the tender offer, the Company is also soliciting consents (“Consents”) from holders of the Notes to certain amendments to the indenture and related documents governing the Notes to, among other things, eliminate substantially all of the restrictive covenants contained therein and release collateral.

The Notes and other information relative to the tender offer are set forth in the table below.

Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Offer Consideration(1)	Consent and Early Tender Payment(2)	Total Consideration(1,2)
Second-Priority Senior Secured Floating Rate Notes due 2014	428303AG6	$120,000,000	$972.50	$30.00	$1,002.50

(1)	Per $1,000 principal amount of Notes excluding accrued and unpaid interest thereon, which will be paid in addition to the tender offer consideration or the total consideration, as applicable.
(2)	Includes the tender offer consideration and the consent and early tender payment.

Each holder who validly tenders its Notes and delivers its Consents to the proposed amendments prior to 5:00 p.m., New York City time, on January 30, 2013, unless such time is extended by the Company (the “Early Tender Time”), will receive, if such Notes are accepted for purchase pursuant to the tender offer, the total consideration of $1,002.50 per $1,000 principal amount of the Notes tendered, which includes $30.00 as the tender offer consideration and $972.50 as a consent and early tender payment. In addition, accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes.

The tender offer is scheduled to expire at midnight, New York City time, on February 13, 2013, unless extended or earlier terminated (the “Expiration Date”). Holders who validly tender their Notes after the Early Tender Time but on or prior to the Expiration Date will receive the tender offer consideration of $972.50 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date, but will not receive the consent and early tender payment.

In connection with the tender offer, the Company is soliciting consents to amend the indenture pursuant to which the Notes were issued and certain related documents to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture, and release the collateral securing the Notes.

Tendered Notes may be withdrawn at any time prior to the Early Tender Time but not thereafter, except to the extent that the Company is required by law to provide additional withdrawal rights. Holders who validly tender their Notes after the Early Tender Time will receive only the tender offer consideration and will not be entitled to receive a consent and early tender payment if such Notes are accepted for purchase pursuant to the tender offer. Subject to the terms and conditions described below, payment of the total consideration or tender offer consideration, as applicable, will occur promptly after the Early Tender Time or Expiration Date, as applicable. In addition, at any time after the Early Tender Time but prior to the Expiration Date, and subject to the terms and conditions described below, the Company may accept for purchase Notes validly tendered on or prior to such time and purchase such Notes for the tender offer consideration or total consideration, as applicable, promptly thereafter.

The consummation of the tender offer is conditioned upon, among other things, the Company having sufficient funds to pay the total consideration for validly tendered Notes from the issuance of newly issued debt of the Company.

If any of the conditions are not satisfied, the Company may terminate the tender offer and return tendered Notes. The Company has the right to waive any of the foregoing conditions with respect to the Notes and to consummate the tender offer. In addition, the Company has the right, in its sole discretion, to terminate the tender offer at any time, subject to applicable law. It is the Company’s current intention to redeem any Notes that are not tendered pursuant to the tender offer.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the tender offer are set forth in an Offer to Purchase and Consent Solicitation Statement dated January 16, 2013 and the related Consent and Letter of Transmittal (the “Offer Documents”) that are being sent to holders of the Notes. The tender offer is being made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials.

J.P. Morgan will act as Dealer Manager and Solicitation Agent for the tender offer for the Notes. Questions regarding the tender offer may be directed to J.P. Morgan at (800) 245-8812 (toll-free) or (212) 270-1200 (collect).

Global Bondholder Services Corporation will act as the Information Agent for the tender offer. Requests for the Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-3700 (for all others).

Neither the Company nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Offer Documents and related materials before any decision is made with respect to the tender offer.

About Momentive Specialty Chemicals Inc.

Based in Columbus, Ohio, Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.) is the global leader in thermoset resins. Momentive Specialty Chemicals Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Momentive Specialty Chemicals Inc. is an indirect wholly owned subsidiary of Momentive Performance Materials Holdings LLC.

About Momentive

Momentive Performance Materials Holdings LLC (“Momentive”) is the ultimate parent company of Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. Its technology portfolio delivers tailored solutions to meet the diverse needs of its customers around the world. Momentive was formed in October 2010 through the combination of entities that indirectly owned Momentive Performance Materials Inc. and Hexion Specialty Chemicals Inc. The capital structures and legal entity structures of both Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (formerly known as

Hexion Specialty Chemicals, Inc.), and their respective subsidiaries and direct parent companies, remain separate. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. file separate financial and other reports with the Securities and Exchange Commission. Momentive is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about Momentive and its products is available at www.momentive.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Performance Materials Inc., pricing actions by our competitors that could affect our operating margins, the impact of our substantial indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, and the other factors listed in the Risk Factors section of our most recent Annual Report on Form 10-K and in our other SEC filings, including our quarterly reports on Form 10-Q. For a more detailed discussion of these and other risk factors, see the Risk Factors section in our most recent Annual Report on Form 10-K and our other filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contacts

Investors and Media:

John Kompa

614-225-2223

john.kompa@momentive.com

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